EXOLON-ESK COMPANY
                            Annual Meeting of Stockholders
                              To be Held April 26, 1995

               Notice is hereby given that the annual meeting of the stockholders of EXOLON-ESK COMPANY will be held at the offices of Hodgson, Russ, Andrews, Woods & Goodyear, One M & T Plaza, Buffalo, New York on Wednesday, April 26, 1995 at 11:00 a.m. for the following purposes:

               1. To hold an election by the holders of the outstanding shares of the Company's Common Stock and its Series A $1.12 1/2 Convertible Preferred Stock of four persons to the Company's Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

               2. To transact such other business as may properly come before the meeting or any adjournment thereof.

               In addition, at this meeting the holder of the Company's outstanding shares of Class A Common Stock and its Series B $1.12- 1/2 Convertible Preferred Stock will elect four members of the Company's Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

               The Board of Directors has fixed the close of business on March 15, 1995, as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting of stockholders and at any adjournment thereof.

               Attention is directed to the Proxy Statement printed on the following pages.

                                        By order of the Board of Directors


                                                         SHAWN M. HOWARD
                                                             Secretary

          April 5, 1995

               PLEASE INDICATE YOUR INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND MAIL IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THIS MEETING, YOU MAY VOTE IN PERSON AND THE PROXY WILL NOT BE USED.

                                  EXOLON-ESK COMPANY
                                   PROXY STATEMENT

                            Annual Meeting of Stockholders
                                    April 26, 1995

          SOLICITATION OF PROXIES

               This Proxy Statement is being furnished on or about April 5, 1995 to all holders of the Common Stock, par value $1.00 per share ("Common Stock"), and the Series A $1.12 1/2 Convertible Preferred Stock (the "Series A Preferred Stock") of Exolon-ESK Company (the "Company") of record on March 15, 1995 in connection with the solicitation of proxies in the form enclosed by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on April 26, 1995, and at any adjournments thereof. The Company's principal executive office is located at 1000 East Niagara Street, Tonawanda, New York 14150.

               Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. When proxies in the accompanying form are returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy card, unless the proxy is revoked prior to its exercise. A proxy may be revoked at any time prior to its exercise by delivery of a written revocation to the Secretary of the Company. Proxies submitted with abstentions and broker non-votes will be counted in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the votes cast on proposals submitted to shareholders.

               At the close of business on March 15, 1995, the record date for determining the holders of the Common Stock and the Series A Preferred Stock entitled to vote at the annual meeting of stockholders, there were outstanding 481,995 shares of Common Stock and 19,364 shares of the Series A Preferred Stock of the Company entitled to vote with respect to the election of directors and the other matters to be considered at the meeting. Each share has the right to one vote. At the close of business on March 15, 1995, there were outstanding 512,897 shares of the $1 par value Class A Common Stock (the "Class A Common Stock") and 19,364 shares of the Series B $1.12 1/2 Convertible Preferred Stock (the "Series B Preferred Stock") of the Company entitled to vote with respect to the election of additional directors and the other matters to be considered at the meeting. Each share has the right to one vote. Except with respect to the election of directors, both the affirmative vote of the holders of a majority of the shares of Common Stock and the Series A Preferred Stock voting together as a single class, and the affirmative vote of the holders of a majority of the shares of the Class A Common Stock and the Series B Preferred Stock voting together as a separate single class, are required for the approval of all matters to be brought before the meeting.

               The cost of soliciting proxies will be borne by the Company. In addition to this solicitation, the officers, directors, and regular employees of the Company without any additional compensation may solicit proxies by mail, facsimile, telephone or personal contact. The Company will also request stockbrokers, banks, and other fiduciaries to forward proxy material to their principals or customers, who are the beneficial owners of shares, and will reimburse them for their expenses. If no contrary instruction is indicated, each proxy will be voted FOR the listed proposals and in accordance with the discretion of the proxies on any other matter which may properly come before the meeting.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          COMMON STOCK AND SERIES A PREFERRED. The stock ownership of the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock and of the Series A Preferred Stock as of March 15, 1995, and such stock ownership of all directors and officers of the Company as a group as of that date are as follows:

                                      Shares of     Percent    Shares of  Percent
                                      Common        of Out-    Series A   of
                                      Stock         standing   Preferred  Outstand-
   Name & Address                     Beneficially  Common     Stock      ing
   of Beneficial                      Owned (1)     Stock      Beneficia  Series A
   Owner                                                       lly        Preferred
                                                               Owned (1)  Stock

   Patrick W.E. Hodgson, et al.  . .     158,740(2)     32.9
   248 Pall Mall
   Suite 400 London, Ont.
   Canada N6A 5P6

   Ferro Alloys Services, Inc. . . .      90,800(3)     18.8
   Suite 463
   Carborundum Center
   Niagara Falls, NY 14303

   Trustees of the Stevens Institute         28,744      6.0
   of Technology . . . . . . . . . .
   Castle Point Station
   Hoboken, NJ 07030

   The Exolon-ESK Company of Canada          26,000      5.4
   Ltd.  . . . . . . . . . . . . . .
   Consolidated Pension Plan
   Reg. No. C-6808
   181 Queen Street
   Thorold, Ont., Canada L2V 5A9

   Edward J. Bielawski, et al. . . .      30,600(4)      6.4
   5150 Dorchester Rd., Unit 15
   Niagara Falls, Ont., Canada L2E
   6Z3

   William J. Burke, III, et al. . .      30,370(5)      6.3
   111 Devonshire Street
   Boston, MA 02109

   Estate of Ruth O'Rourke . . . . .                              18,297  94
   3456 Laurel Vale Drive
   Studio City, CA 91604

   All Directors and Officers as a       249,540(6)     51.8
   group
   (12 persons)


     (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.
     (2)  Beneficially owned by a group composed of:  Patrick W.E. Hodgson
          (56,680); William J. Magavern II and James L. Magavern, as co-executors of the estate of Samuel D. Magavern (15,260); Brent D. Baird (1,300);
          Aries Hill Corp. (a private holding company whose controlling shareholders include Brent D. Baird, Bruce C. Baird, Brian D. Baird and
          Bridget B. Baird) (14,000); Bridget B. Baird, as trustee of a family trust (9,800); Jane D. Baird (9,000); The Cameron Baird Foundation (a charitable foundation whose trustees include Jane D. Baird, Bridget B.
          Baird, Brian D. Baird, Bruce C. Baird, Bronwyn B. Clauson and Brenda B.
          Senturia) (5,700); First Carolina Investors, Inc. (a Delaware corporation whose directors include Brent D. Baird, Bruce C. Baird,
          Patrick W.E. Hodgson, Theodore E. Dann, Jr. and H. Thomas Webb)
          (40,000); William J. Magavern II (5,000); and, James L. Magavern
          (2,000). Members of the group had sole voting and investment power with respect to 131,016 shares and shared voting and investment power with respect to 27,724 shares, and reported that they had agreed to evaluate jointly any proposal presented to the Company's shareholders pursuant to which Wacker Chemical Corporation may acquire all or substantially all of the assets of the Company.
      (3) Owned by Ferro Alloys Services, Inc., a corporation of which Theodore E.
          Dann, Jr., who is Chairman of the Board of the Company, is a director, officer and corporate attorney. Includes 2,000 shares held in the name of Mr. Dann's father that are beneficially owned by Ferro Alloys
          Services, Inc.
      (4) Includes 20,600 shares owned by Theeb, Ltd. ("Theeb") 4,000 shares owned by Robert C. Thiel, 3,000 shares owned by Mr. Bielawski's sister and 3,000 shares owned by his brother all of which he has the power to vote.
          Theeb is a company organized under the laws of Ontario which is controlled by Messrs. Thiel and Bielawski (each of whom owns, indirectly, 50% of its outstanding stock).
     (5) Includes 25,500 shares owned by May and Gannon, Inc., a Massachusetts corporation whose directors are William J. Burke, III (who is the President), Ellen Burke Ryan and Helen D. Burke.
     (6) Except as otherwise indicated above, members of the group have sole voting and investment power with respect to such shares.

               BENEFICIAL OWNER OF CLASS A COMMON STOCK AND SERIES B PREFERRED STOCK. The stock ownership of the only beneficial owner of the Class A Common Stock and Series B Preferred Stock of the Company as of March 15, 1995 is as follows:

                                                                   Shares of
                                                                    Series B
                                                                   Preferred
                                                   Shares of         Stock
                                                Class A Common    Beneficially
                                                     Stock           Owned
                  Name & Address                 Beneficially     (Percent of
                   of Beneficial                     Owned           Class
                       Owner                   (Percent of Class  Outstanding)
                                                 Outstanding)

      Wacker Chemical Corporation . . . . .     512,897 (100%)       19,364
      Suite 240                                                      (100%)
      460 McLaws Circle
      Williamsburg, VA 23185

          PROPOSAL 1 - ELECTION OF DIRECTORS

               The Board of Directors consists of eight members, four of whom are elected by the outstanding shares of Common Stock and Series A Preferred Stock voting as a class, and four of whom are elected by the outstanding shares of Class A Common Stock and Series B Preferred Stock voting as a class.

               The nominees for election as directors by the shares of Common Stock and of the Series A Preferred Stock, with respect to whom proxies are being solicited hereby, are Brent D. Baird, Theodore E. Dann, Jr., Patrick W. E. Hodgson and J. Fred Silver (such persons are hereinafter referred to as the nominees for election as "Common Directors," and the individuals nominated for election by the shares of Class A Common Stock and Series B Preferred Stock are hereinafter referred to as nominees for election as "Wacker Directors"). All nominees, except Mr. Silver, are presently members of the Board.

               The shares represented by the enclosed proxy will be voted for the Board of Directors' nominees for election as Common Directors unless authority is withheld. In the event that any such nominee for director should become unavailable (which is not anticipated), it is intended that such shares will be voted for such substitute nominee or nominees as may be determined by the Board of Directors or that a vacancy will be left in the membership to be filled subsequently by the Board of Directors.

               Representatives of Wacker Chemical Corporation, owner of all of the outstanding shares of the Class A Common Stock and Series B Preferred Stock, have indicated to the Company that such shares will be voted for the election of the following persons as directors: Dr. Eberhard Cleff, Dr. Hans Herrmann, Joseph R. Pinotti and Hans-Jurgen Zippel. All are presently members of the Board.

               Information as to the nominees for directors is furnished in the following table. Such information and the information with regard to beneficial ownership of securities have been furnished to the Company by the respective directors.

                                                      Shares of
                                                      the
                                                      Company's
                                            Year      Common Stock
                                            First     Owned          Percent
                                            Became    Beneficially   of Class
          Name and Principal           Age  Director  as of March
          Occupation                                  15, 1995

          Nominees for Election as
          the Common Directors

          Theodore E. Dann, Jr. . . .  41   1986      90,800(1)      18.8
            Chairman of the Company's
          Board of Directors since
          June 1, 1992; Corporate
          Secretary of the Company
          from January 1, 1987
          through June 1, 1992; Vice
          President, Director and
          Corporate Attorney for
          Ferro Alloys Services,
          Inc., since 1985; Director
          of First Carolina
          Investors, Inc.

          Brent D Baird . . . . . . .  56   1994      79,900(2)      16.6
            Private investor,
          Chairman of First Carolina
          Investors, Inc.; Director
          of First Empire State
          Corporation (bank holding
          company); Merchants Group,
          Inc.; Oglebay Norton
          Company and Todd Shipyards
          Corporation; Prior to 1992
          was a limited partner of
          Trubee, Collins & Co., a
          member of the New York
          Stock Exchange, Inc.


          Patrick W.E. Hodgson  . . .  54   1991      96,680(3)      20.1
            President , Cinnamon
          Investments, London,
          Ontario, investment firm,
          since 1989; Chairman of
          Todd Shipyards, Inc., since
          Feb. 1993; President,
          London Machinery Co.,
          concrete and aggregate
          machinery, 1964-1989;
          Director, First Empire
          State Corp., First Carolina
          Investors, Inc., and
          Scott's Hospitality, Ltd.

          J. Fred Silver  . . . . . .  49   ---       ---            ---
            President, Time Release
          Sciences Inc., foam
          manufacturing, since
          January, 1993; President,
          Carborundum Abrasives Co.
          from 1983 through 1992.

          Nominees for Election as
          Wacker Directors

          Dr. Eberhard Cleff. . . .    51   1986      ---            ---
            Vice President-Finance of
          Wacker-Chemie, GmbH since
          1985; Executive Director of
          Continental Illinois, Ltd.,
          a London Merchant Bank,
          1983-84; Vice President and
          Arca Manager for Germany,
          Austria and Switzerland of
          Frankfort branch of
          Continental Illinois Bank
          and Trust Company, 1974-83.

          Dr. Hans Herrmann . . . . .  59   1986      ---            ---
            A Managing Director of
          Elektroschmelzwerk Kempten
          GmbH of Germany since 1986;
          Vice President of Wacker-
          Chemitronic GmbH, a wholly-
          owned subsidiary of Wacker
          Chemie GmbH, 1982-86;
          Executive Vice President
          and General Manager of
          Wacker Siltronic
          Corporation, a wholly-owned
          subsidiary of Wacker
          Chemical Corporation, 1978-
          82.

          Joseph R. Pinotti . . . . .  65   1991      ---            ---
            President of Wacker
          Chemical Corporation since
          May 1, 1991, employee of
          Wacker Chemical Corporation
          since January 1, 1991;
          consultant to chemical and
          health care industries,
          1988-1990; Group Vice-
          President -Chemicals of
          BASF Corporation 1978-1988.

          Hans-Jurgen Zippel  . . . .  53   1992      ---            ---
            Member of the Board of
          Management of
          Elektroschmelzwerk Kempten
          GmbH of Germany since 1986;
          member of the Supervisory
          Board of Elektroschmelzwerk
          Delfzilvl, B.V. since 1986.
          __________________________________

          (1) See footnote (3) under table of more than 5% stockholders, above.

          (2) See footnote (2) under table of more than 5% stockholders, above. Includes 1,300 shares owned by Mr. Baird, 14,000 shares owned by Aries Hill Corp., 18,800 shares owned by members of Mr. Baird's immediate family who share his household but as to which he has no voting or investment power, 5,700 shares owned by The Cameron Baird Foundation and 40,000 shares owned by First Carolina Investors, Inc.

          (3) Includes 56,680 shares owned by Mr. Hodgson and 40,000 shares owned by First Carolina Investors, Inc. of which Mr. Hodgson is a director. See footnote (2) under table of more than 5% stockholders, above

          COMMITTEES OF THE BOARD

               The Board of Directors met seven times during 1994. During 1994, all directors attended at least 75% of the aggregate of meetings of the Board of Directors and of those committees of the Board on which they served except for Messrs. Cleff and Zippel, who attended 56% and 44% of such meetings, respectively.

                The By-laws of the Company provide for a four member Executive Committee of the Board of Directors. Action by the Executive Committee can only be taken by the affirmative vote of a majority of the Committee, including at least one director elected by the Common Stockholders and one director elected by the Class A Common Stockholders. The By-Laws also provide that the Executive Committee, to the extent provided for by resolution of the Board of Directors and subject to the General Corporation Law of the State of Delaware, shall have all the powers and authority of the Board of Directors in the management of the business affairs of the Company.

               The Executive Committee is composed of Theodore E. Dann, Jr., Dr. Hans Herrmann, Patrick W.E. Hodgson and Joseph R. Pinotti. The Executive Committee is currently fulfilling the responsibilities of a compensation committee in setting the compensation of the officers of the Company and its subsidiaries. The Executive Committee held one meeting in 1994 at which executive compensation was discussed.

               The Audit Committee, which included Brent D. Baird, William
          J. Burke, III, Edward J. Bielawski, Dr. Eberhard Cleff and Hans Jurgen Zippel, has responsibility for reviewing with the auditors the scope of the audit work performed, estimating audit fees, considering questions and technical audit and tax issues arising in the course of the audit work, and inquiring as to related matters such as adequacy of internal controls. The Audit Committee met three times in 1994.

                The Company does not have a Nominating Committee.

          COMPENSATION OF DIRECTORS

               The Company's directors other than the Chairman have the right to receive from the Company an annual retainer fee of $2,000, and $500 for each meeting of the Board or meeting of a committee of the Board they attend, but not to exceed $500 for any one day. Director fees payable to Wacker Directors for 1994 were paid to Wacker Chemical Corporation. The Chairman, Mr. Dann, receives an annual retainer fee of $50,000 plus the meeting fees received by the other directors.

          COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

               Under Section 16 of the Securities Exchange Act of 1934, as amended, directors, executive officers and persons who own more than 10% of the Company's common stock are required to report their ownership of equity securities of the Company, and any changes in that ownership to the Securities Exchange Commission and to the Company. Based solely upon a review of reports furnished to the Company (the "Section 16(a) Reports") by such persons on Forms 3, 4 or 5 for the year ended December 31, 1994, their were no omissions from or late filings of Section 16(a) Reports, except that Theodore E. Dann, Jr., a director of the Company, filed one Form 4 late with respect to one transaction.

          EXECUTIVE OFFICERS

               The executive officers of Exolon-ESK Company are as follows:

                James A. Bernardoni . . . . . . . .   Acting Principal Executive
                                                      Officer and Acting Chief
                                                      Financial Officer

                Kersi Dordi . . . . . . . . . . . .   Officer, Member of the
                                                      Operating Committee

                Armand Ladage . . . . . . . . . . .   Officer, Member of the
                                                      Operating Committee
                John L. Redshaw . . . . . . . . . .   Officer, Member of the
                                                      Operating Committee



          The business backgrounds of the Company's executive officers are as follows:

               Mr. Bernardoni, age 50, has been the Acting Principal Executive Officer since March 20, 1995, and the Acting Chief Financial Officer and a Member of the Company's Operating Committee since January 18, 1995. From 1989 to January 1995, he served as the Controller of the Company, and from 1984 to 1989, he served as an Accounting Manager for the Company.

               Mr. Dordi, age 46, has been an Officer since March 20, 1995, and a Member of the Company's Operating Committee since January 18, 1995, and he has served as the General Manager of the Company's Canadian subsidiary, Exolon-ESK Company of Canada, Ltd., since September 1992. From November 1990 to September 1992, he served as the Plant Manager for the Company's Thorold, Ontario plant, and from 1986 to November of 1990, he served the Company in various technical and managerial capacities.

               Mr. Ladage, age 41, has been an Officer since March 20, 1995, and a Member of the Company's Operating Committee since January 18, 1995, and he has served as the Plant Manager of the Company's Hennepin, Illinois operations since 1978.

               Mr. Redshaw, age 40, has been an Officer since March 20, 1995, and a Member of the Company's Operating Committee since January 18, 1995, and he has served as Metallurgical Sales and Marketing Manager for the Company since 1989.

               The Board of Directors has suspended Hans Pfingstl, the President and Chief Executive Officer of the Company, from all duties and responsibilities as an officer and employee of the Company pending final disposition of the legal proceedings instituted by the federal government relating to alleged antitrust violations. As a result of the suspension, Mr. Pfingstl will have no involvement in either the day to day operations or policy decisions for the Company or any of its subsidiaries and will not be physically present on any Company premises. However, Mr. Pfingstl is expected to assist Company counsel in defending the antitrust action, and in preparing his own defense.

          COMPENSATION OF EXECUTIVE OFFICERS

               The following Summary Compensation Table sets forth information concerning compensation for services in all capacities for the Company and its subsidiaries for the fiscal years ended December 31, 1994, 1993, and 1992 of those persons who were, at December 31, 1994, (i) the chief executive officer of the Company and (ii) executive officers of the Company and its subsidiaries whose annual base salary and bonus compensation exceeded $100,000, (collectively, the "Named Officers").

          SUMMARY COMPENSATION TABLE

                                  Annual Compensation
                              ___________________________
                                        ______
          Name and
                                                             All Other          Principal
                              Year    Salary      Bonus    Compensation          Position
                                                                (1)

          Hans Pfingstl      1994     $162,000        ---         $2,016
          President and      1993     $156,288        ---         $1,621
          Chief Executive
          Officer
                             1992     $156,912    $52,885         $1,511

          William H. Nehill  1994     $120,000        ---         $8,796
          Executive Vice
                             1993     $115,769        ---         $8,574          President
                             1992     $114,231    $38,500         $8,410


               (1) Includes matching contributions made by the Company under the Company's Retirement and Savings Plan for U.S. Salaried Employees (the "401(K) Plan"). Also includes premiums paid by the Company on term life insurance for the named Officers, and, in the case of Mr. Nehill, amounts accrued under the Company's Retirement Plan for U.S. Salaried Employees.

          REPORT OF THE EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

               The Executive Committee of the Board of Directors currently has among its responsibilities the supervision and approval of Company established executive compensation, including annual base compensation reviews and incentive compensation awards. The Executive Committee determines what it believes to be the appropriate level of compensation for senior executives based on the Company's performance, the executive's contribution to that performance, and the responsibilities of the Corporation entrusted to that executive.

               The Committee's guidelines on compensation start with the basic criterion that in order to retain qualified managers, executive compensation should be competitive with similar positions in similar sized companies and contain an incentive portion that is intended to stimulate superior performance for shareholders.

               Compensation for Exolon-ESK executives consists of an annual base salary plus an Incentive Award Plan. The base salary is reviewed and is subject to change annually, and a new Incentive Award Plan is instituted each year. The Incentive Award Plan is a cash award plan based on profit performance of the Company and other key criteria that are considered likely to influence both its short term and long term profitability.

               In setting the 1994 base salaries for the President and the Executive Vice President (the other Named Officer in the Summary Compensation Table), the Executive Committee considered the criteria previously discussed. No increases of base salary were proposed or made for 1994.

               The Company's 1994 Incentive Award Plan (the "Plan") for the President provided that he would earn points based on various performance criteria including the amount of the Company's North American earnings before taxes for the year; reductions in days sales in inventories and accounts receivable; absence of lost time from work due to accidents in the work place; absence of environmental, industrial hygiene or work stoppage caused by governmental or regulatory agency action; improvements in employee productivity; timely completion of a management restructuring; timely resolution of certain environmental problems at the Company's work sites; and preparation of a strategic marketing plan.

               The award of up to two thirds of the points available under the Plan was based on the achievement of the annual earnings goal. Depending upon the achievement of specific point thresholds, the President could have earned up to $50,000 in bonuses. A similar set of goals provided for the award of up to $35,000 to the Executive Vice President. No awards were earned under the Plan for 1994.

               In establishing the 1994 Plan and the threshold profitability levels for incentive attainment, the Executive Committee evaluated several factors including the Company's 1994 Business Plan, current and projected competitive conditions, forecasted market condition for the Company's products and, finally, management's strategies and action plans for attaining specific profitability targets for 1994.

               In the Executive Committee's opinion, the Company's executive officers were adequately compensated in 1994 when compared to other executives in similar positions in companies of similar size. The Company does not provide long term compensation to its officers and, other than as described in the footnotes to the "Summary Compensation Table", above, does not provide perquisites to its officers.

           Membership of the Executive     Theodore E. Dann, Jr.
           Committee:                      Dr. Hans Herrmann
                                           Patrick W.E. Hodgson
                                           Joseph R. Pinotti

          SUMMARY SHARE PERFORMANCE GRAPH

               As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance with a broad market index and with appropriate similar companies. The Company's common stock is traded on the Boston Stock Exchange and one appropriate broad market index comparison is with the NASDAQ Stock Market Total Return Index (U.S. Companies). The closest peer group index, on a line-of-business basis, which could be found was the Peer Group Index for NASDAQ stocks under SIC Major Group 32, for manufacturers of stone, clay, glass and concrete products, which was the second comparison selected for this Proxy Statement.

               The annual change for the five-year period shown in the graph is based (as required by SEC rules) on the assumption that $100 had been invested in the Company's stock on December 31st of 1989 and that all dividends had been re-invested quarterly during the period. The total cumulative dollar returns shown on the graph represents the value that the investments would have had on December 31, 1994. The calculations exclude trading commissions and taxes.

                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   Among NASDAQ Total Index, NASDAQ Line of Business Index and the Exolon-ESK Co.

   Measurement Period         Exolon-ESK          NASDAQ         NASDAQ Line
   (Fiscal Year Covered)      Company             Total Index    of Business
                                                                 Stocks

   Measurement Pt-12/31/89    $100                $100           $100
   YE 12/31/90                $108                $ 85           $ 83
   YE 12/31/91                $139                $136           $109
   YE 12/31/92                $123                $159           $181
   YE 12/31/93                $148                $181           $272
   YE 12/31/94                $124                $177           $261

          Assumes $100 invested on December 31, 1989 in NASDAQ Stock Market,
    NASDAQ Line of Business Stocks (Based on SIC Code) and the Exolon-ESK Company
         Source:  The University of Chicago Graduate School of Business CRSP


          COMPENSATION (EXECUTIVE) COMMITTEE INTERLOCKS AND INSIDER
          PARTICIPATION

               Elektroschmelzwerk Kempten GmbH ("Kempten") is a subsidiary of Wacker Chemie GmbH ("Wacker Chemie"), which is the owner of all of the outstanding stock of Wacker Chemical Corporation ("Wacker"), and Wacker is the owner of all of the Company's outstanding Class A Common Stock and Series B Preferred Stock. The Company is the successor to a merger of ESK Corporation (wholly owned subsidiary of Wacker) into The Exolon Company which was effected on April 27, 1984. Pursuant to an exclusive distributorship and sales representation agreement which was entered into with Kempten at the time of the merger, the Company purchased $1,814,000 and $3,810,000 of certain products from Kempten, during 1994 and 1993, respectively.

               The Company and Kempten maintain a joint patent covering certain technology developed and implemented at the Company's Hennepin facility and are joint applicants with respect to another such patent. The patent and patent application relate to joint ownership rights in the subject technology.

               Dr. Hans Herrmann, who is Managing Director of Kempten and Joseph R. Pinotti, who is the President of Wacker, serve on the Executive Committee.

          CERTAIN RELATED PARTY TRANSACTIONS

               The Company has a royalty agreement with Theeb Ltd. ("Theeb") covering the production of crude aluminum oxide at the Company's Thorold, Ontario plant using process technology acquired as part of the construction and completion of an aluminum oxide furnace. A separate royalty agreement with International Oxide Fusion, Inc. ("IOF") covers the production of specialty product for refractory markets. The agreements are for a period of ten years each and expire July 31, 1996 and April 30, 2001, respectively.

               Royalties paid by the Company under the agreements amounted to $543,000 and $641,000 in the twelve months ended December 31, 1994 and December 31, 1993, respectively.

               Edward J. Bielawski, who beneficially owns 6.4% of the Company's Common Stock, is also the President of IOF. Theeb is a holding company formed under the laws of the Province of Ontario, which is controlled by Mr. Bielawski and Robert C. Thiel (each of whom owns, indirectly, 50% of Theeb's outstanding stock). Theeb and Messrs. Bielawski and Thiel beneficially own in the aggregate 30,600 shares of the Company's Common Stock (see "Security Ownership of Certain Beneficial Owners and Management").

          INDEPENDENT AUDITORS

               On October 6, 1994, the Board of Directors selected Ernst & Young LLP ("Ernst & Young") as the Company's independent public accountants for the 1994 fiscal year and dismissed Arthur Andersen LLP ("Arthur Andersen"). Ernst & Young has also been selected as the Company's independent public accountants for the 1995 fiscal year.

               Arthur Andersen & Co. was the independent accounting firm which audited the financial statements of the Company for each fiscal year from 1989 through 1993. Arthur Andersen's report on the Company's financial statements for the fiscal year ended December 31, 1993 was modified by the following statement:

               "As further discussed in Note 14, to the consolidated financial statements, the Company is involved in antitrust litigation and with claims of its alleged noncompliance with certain environmental regulations. The outcomes of these matters are uncertain at this time and related loss contingencies, if any, are currently not estimable. Accordingly, no provisions for any liabilities that may result upon resolution of these matters have been made in the accompanying financial statements. As discussed in Note 11 to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for postretirement benefits for U.S. employees in accordance with Statement of Financial Accounting Standards No. 106 Employer's Accounting for Postretirement Benefits Other Than Pensions."

          Excerpts for the aforementioned modification, Arthur Andersen's reports on the Company's financial statements for the past two fiscal year's have not contained an adverse opinion or disclaimer of opinion, or been qualified or modified for uncertainty, audit scope, or accounting principles.

               1. During the Company's two most recent fiscal years and any subsequent interim period preceding the date of the selection of Ernst & Young, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

               2. During the Company's two most recent fiscal years and any subsequent interim period preceding the selection of Ernst & Young, none of the following events occurred:

               (a) Arthur Andersen advised the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist;

               (b) Arthur Andersen having advised the Company that information has come to its attention that had led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

               (c) (1) Arthur Andersen having advised the Company of the need to expand significantly the scope of its audit, or that information had come to its attention during the such time period, that if further investigated might
                    (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements; and (2) due to the failure to reappoint Arthur Andersen as accountants for the Company or for any other reason, Arthur Andersen did not so expand the scope or its audit or conduct such further investigation; or

               (d) (1) Arthur Andersen having advised the Company that information has come to its attention and that it had concluded that the information materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that unless resolved to Arthur Andersen's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements; and (2) due to the failure to reappoint Arthur Andersen as accountants for the Company or for any other reason, the issue has not been resolved to its satisfaction.

               During the Company's two most recent fiscal years and any interim period prior to October 6, 1994, the Company (or someone acting on its behalf) did not consult Ernst & Young regarding any matter that was either (i) the subject of a disagreement as described in paragraph number "1" above, or (ii) the subject of any event described in paragraph number "2" above.

               A representative of Ernst & Young is expected to be present at the annual meeting of shareholders, will be available to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires.

          STOCKHOLDER PROPOSALS

               Stockholder proposals for inclusion in proxy materials for the 1996 Annual Meeting of Stockholders should be addressed to the Company's President, 1000 East Niagara Street, Tonawanda, New York 14150 must be received before December 4, 1995.

          OTHER BUSINESS

               Management knows of no other matters which may come before the meeting. If any other matters are properly presented, it is the intention of the persons named in the proxy to vote or otherwise act in accordance with their best judgment.

               ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF PORTIONS OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994. ANY STOCKHOLDER WHO HAS NOT BEEN FURNISHED A COMPLETE COPY OF THE COMPANY'S FORM 10-K REPORT WITH THIS PROXY STATEMENT MAY OBTAIN A COPY WITHOUT CHARGE, AND ANY STOCKHOLDER MAY OBTAIN COPIES OF ANY EXHIBITS THERETO UPON PAYMENT OF A REASONABLE FEE, BY WRITING TO SHAWN M. HOWARD, SECRETARY OF EXOLON-ESK COMPANY, 1000 E. NIAGARA STREET, TONAWANDA, NEW YORK 14150.

                                        By order of the Board of Directors

                                                         SHAWN M. HOWARD
                                                             Secretary

          Dated:  April 5, 1995

          [X]  Please Mark Votes
               as in this Example.
           1.)      Election of Directors           2.)     In accordance with the
               [__] For                                     discretion of the
               [__] Withhold                                proxies on such other
               [__] For All Except                          matters as may properly
                                                            come before the meeting.

               THEODORE E. DANN, JR.;
               BRENT D. BAIRD; PATRICK
               W.E. HODGSON; and J. FRED
               SILVER


               If you do not wish your
               shares voted "FOR" a
               particular nominee, mark
               the "For All Except" box
               and strike a line through
               the nominee(s) name.  Your
               shares will be voted for
               the remaining nominee(s).
               RECORD DATE SHARES:


          Please be sure to sign and date this Proxy.  Date:  _______________


          _________________________________________________      Mark box at  right
          Shareholder sign here          Co-owner sign here      if comments or
                                                                 address change
                                                                 have been noted
                                                                 on the reverse
                                                                 side of this
                                                                 card.   [___]

               _________________________________________________________________
          DETACH CARD                                                DETACH CARD

                                    EXOLON-ESK COMPANY

          Dear Stockholders:

          Please take note of the important information enclosed with this Proxy Ballot. There is one issue related to the management and operation of your Company that requires your immediate attention and approval. It is discussed in detail in the attached proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Meeting of Stockholders, April 26, 1995.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,


          EXOLON-ESK COMPANY

                                    EXOLON-ESK COMPANY

                         Proxy for Annual Meeting of Stockholders

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Theodore E. Dann, Jr. and Brent D. Baird, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote, if personally present at the Annual Meeting of Stockholders of Exolon-Esk Company to be held at the offices of Hodgson, Russ, Andrews, Woods and Goodyear, One M & T Plaza, Buffalo, New York on Wednesday, April 26, 1995 at 11:00 a.m. Eastern Time, and at any adjournments thereof, with respect to the matters described on the reverse side.

          The Board of Directors recommends a vote "FOR" item 1. The shares represented by the proxy will be voted "FOR" the matters specified herein if no director is indicated.

                       PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND
                           RETURN PROMPTLY IN ENCLOSED ENVELOPE.

          Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

          HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

          _______________________________    _______________________________
          _______________________________    _______________________________
          _______________________________    _______________________________